EXECUTION VERSION
TRANSITION AND SEPARATION AGREEMENT
AND GENERAL RELEASE OF CLAIMS
This Transition and Separation Agreement and General Release of Claims (this “Agreement”) is entered into effective as of July 31, 2020 (the “Effective Date”) by and between Gary A. Grove (“Employee”) and Berry Petroleum Company, LLC, a Delaware limited liability company (the “Company”). Berry Corporation (bry), a Delaware corporation and parent of the Company (“Berry”), enters into this agreement for the limited purpose of acknowledging and agreeing to Sections 2(b) and 2(c) below.
WHEREAS, reference is made to that certain Second Amended and Restated Executive Employment Agreement (the “Employment Agreement”), effective as of March 1, 2020 by and between Employee, the Company, and, for certain limited purposes therein, Berry;
WHEREAS, Employee currently holds the following unvested equity-based awards in Berry: 37,647 RSUs granted on March 1, 2019; 84,706 performance-based RSUs (“PSUs”) granted on March 1, 2019; 113,030 RSUs granted on March 1, 2020; and 169,545 PSUs granted on March 1, 2020 (collectively, the “Awards”), subject to the award agreements pursuant to which such Awards were granted (the “Award Agreements”) and the Second Amended and Restated Berry Petroleum Corporation Omnibus Incentive Plan;
WHEREAS, Employee is currently employed by the Company and wishes to retire from such employment;
WHEREAS, pursuant to the terms of this Agreement, the Company and Employee have agreed that Employee’s employment with the Company will end as of the Separation Date (as defined below);
WHEREAS, the Company seeks to retain Employee for a period of time, as set forth below, for the purpose of transitioning his duties prior to his separation from employment; and
WHEREAS, the parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree as follows:
1.Separation from Employment; Transition Assistance; Deemed Resignations.
(a)The Company and Employee agree that Employee’s employment with the Company will end on the earliest to occur of (i) March 31, 2021; (ii) the date upon which Employee’s successor commences employment with the Company or one of its affiliates; (iii) the date of Employee’s death, or the date of Employee’s termination of employment due to his

Disability or by the Company for Cause (as such terms are defined in the Employment Agreement); (iv) the date that the Company provides written notice to Employee that his employment will terminate for a reason other than Cause or Disability prior to March 31, 2021; or (v) the date that Employee resigns his employment with the Company, if such date is earlier than March 31, 2021 (such earliest date, the “Separation Date”).
(b)During the period commencing on the Effective Date and ending on the Separation Date (the “Transition Period”), Employee shall remain employed by the Company pursuant to the terms of the Employment Agreement, and shall continue to be eligible to receive his Base Salary (as defined in the Employment Agreement) and those employee benefits for which he is eligible as of the Effective Date, and shall continue to be eligible to receive reimbursement for reasonable business expenses, in each case, pursuant to the terms of the Employment Agreement. During the Transition Period, Employee shall (i) continue to serve as Chief Operating Officer of the Company and Berry, (ii) assist the Company with succession planning and in transitioning his duties and knowledge regarding the businesses and operations of the Company, Berry and any other Company Party to such individual(s) as the Company may designate, and (iii) providing such other assistance as the Company may request from time to time.
(c)As of the Separation Date, Employee shall have no further employment relationship with the Company or any other Company Party. Further, as of the Separation Date, the automatic resignations, set forth in Section 2 of the Employment Agreement, of Employee as an officer of the Company, Berry and each other Company Party, as applicable, shall take effect.
(d)Employee expressly acknowledges and agrees that he is voluntarily resigning from his employment with the Company, and expressly consents to any modifications of his authorities, job duties or responsibilities during the Transition Period such that neither the matters contemplated by this Agreement nor any diminution of the nature or scope of Employee’s authorities, duties or responsibilities to or in respect of the Company or any other Company Party during the Transition Period shall constitute or be deemed to give rise to Good Reason (as such term is defined in the Employment Agreement).
2.Separation Benefits. Provided that (i) Employee executes this Agreement and returns a copy of this Agreement signed by Employee to the Company care of Danielle Hunter, Executive Vice President, General Counsel and Corporate Secretary, via e-mail at dhunter@bry.com, so that it is received by Ms. Hunter no later than August 7, 2020; (ii) Employee satisfactorily provides the assistance and services described in Section 1 above (or, if Employee fails to satisfactorily provide such assistance and services and such failure is capable of cure, Employee cures such failure within seven days following written notice from the CEO or the Board); (iii) Employee’s employment is not terminated by the Company for Cause or due to Employee’s death, Disability or resignation prior to the earlier of March 31, 2021 or the date upon which Employee’s successor commences employment with the Company or one of its affiliates; (iv) Employee abides by each of his commitments set forth herein, including those set forth in Section 7 below (or, if Employee fails to abide by any such commitment, such failure (if capable of cure) is cured by Employee within seven days following written notice from the CEO or the Board); and (v) Employee timely executes and returns the Confirming Release (as defined below) to the Company as set forth in Section 6 below (and does not exercise his revocation right as described in the Confirming Release), then:
(a)If unpaid as of the Separation Date, the Company will pay to Employee the Annual Incentive Bonus (as defined in the Employment Agreement) for 2020, if any, that Employee would have received had Employee remained continuously employed by the Company through the date such Annual Incentive Bonus is paid, which Annual Incentive Bonus shall be provided on the later of (1) the date the 2020 annual bonuses are paid to similarly situated employees of the Company, or (2) forty-five (45) days following the Separation Date;
(b)If the Separation Date occurs prior to March 1, 2021 then, notwithstanding the terms of the Award Agreements, Berry shall cause the RSUs held by Employee that would have vested on March 1, 2021 had Employee remained continuously employed by the Company through such date to vest as of the Separation Date and be settled within forty-five (45) days following the Separation Date.
(c)If the Separation Date occurs prior to February 28, 2021 then, notwithstanding the terms of the Award Agreements, Berry shall cause the PSUs held by Employee that would have been eligible to vest on February 28, 2021 had Employee remained continuously employed by the Company through such date to remain outstanding and eligible to vest based on actual performance pursuant to the terms of the applicable Award Agreement, which PSUs shall be settled in accordance with the terms of the applicable Award Agreement.
(d)The Company will provide Employee with a severance amount equal to $75,000, which represents two (2) months’ worth of Employee’s Base Salary, plus, if the Separation Date is prior to March 31, 2021, the Company will pay Employee an additional amount equal to the Base Salary that Employee would have received had Employee remained continuously employed by the Company between the Separation Date and March 31, 2021 (the total severance amount, the “Severance Payment”). The Severance Payment shall be paid in a lump sum no later than forty-five (45) days following the Separation Date.
(e)For the portion of the six (6)-month period following the Separation Date (the “Reimbursement Period”), if any, that Employee elects to continue coverage for Employee and Employee’s spouse and eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Employee for the monthly premium required for Employee to effect and continue such coverage (the “COBRA Benefit”). Any such reimbursement shall be paid to Employee on the tenth (10th) day of the month immediately following the month in which Employee timely remits the applicable premium payment and provides evidence of such payment to the Company. Employee shall be eligible to receive such COBRA Benefit through the earliest of: (1) the last day of the Reimbursement Period; (2) the date Employee is no longer eligible to receive COBRA continuation coverage; and (3) the date on which Employee becomes eligible to receive coverage under a group health plan sponsored by another employer (and any such eligibility shall be promptly reported to the Company by Employee); provided, however, that the election of COBRA continuation coverage and the payment of any premiums due with respect to such COBRA continuation coverage shall remain Employee’s sole responsibility.
3.Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In entering into this Agreement, Employee expressly acknowledges and agrees that, as of the date he signs this Agreement, Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Company Party, and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee has been owed by the Company or any other Company Party, including all payments arising out of all incentive plans and any other bonus arrangements. Notwithstanding the foregoing, Employee remains: (a) entitled to receive Employee’s Base Salary and benefits for services performed between the date that Employee signs this Agreement and the Separation Date as provided in Section 1, and (b) eligible to receive payment for any accrued, unused paid time off that he is eligible to receive as of the Separation Date.
4.General Release of Claims.
(a)In exchange for good and valuable consideration, including the Company’s agreement to provide the separation benefits set forth in Section 2 above (or any part thereof), Employee hereby releases, discharges and forever acquits the Company, each of its parents, subsidiaries and other affiliates, including but not limited to Berry, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents and benefit plans (and fiduciaries of such plans), in their personal and representative capacities (collectively, the “Company Parties” or any one, individually, a “Company Party”), from liability for, and Employee hereby waives, any and all claims, damages, demands, or causes of action of any kind that Employee has or could have, whether known or unknown, against any Company Party, including any and all claims, damages, demands, or causes of action relating to his employment, engagement or affiliation with any Company Party, the termination of such employment, engagement or affiliation, Employee’s status as a shareholder of a Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executes this Agreement, including, (i) any alleged violation through such date of: (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) the Americans with Disabilities Act of 1990; (E) the Employee Retirement Income Security Act of 1974 (“ERISA”); (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the Occupational Safety and Health Act; (I) the Sarbanes-Oxley Act of 2002; (J) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (K) any federal, state, municipal or local anti-discrimination or anti-retaliation law, including the California Fair Employment and Housing Act, the California Constitution, and the California Labor Code; (L) any federal, state, municipal or local wage and hour law; (M) any other local, municipal, state, or federal law, regulation or ordinance; and (N) any public policy, contract, tort, or common law claim, including claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, infliction of emotional distress, or tortious interference; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) except with respect to the separation benefits set forth in Section 2 above (or any part thereof) and the Employment Agreement, as modified herein, set forth in Section 9 below, any and all rights, benefits or claims Employee may have under any employment contract (including the Employment Agreement and the Prior Employment Agreement (as defined in the Employment Agreement)), equity-based or incentive compensation plan (including the Award Agreements), or other agreement with any Company Party; (iv) any claim, whether direct or derivative, arising from, or relating to, Employee’s status as a member or holder of any interests in Company Party; and (v) any claim for compensation, benefits, or damages of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)Employee expressly acknowledges that he understands that he may later discover claims, demands, causes of action, obligations, damages, fees, rights, or facts that may be different than, or in addition to, those which he now knows or believes to exist with regard to the subject matter of this Agreement, and which, if known at the time of signing this Agreement, may have materially affected this Agreement or his decision to enter into it. Nevertheless, Employee hereby waives any claims, demands, causes of action, obligations, damages, fees, or rights that might arise as a result of such information. Employee acknowledges that he has been made aware of, and understands, the provisions of California Civil Code Section 1542 and hereby expressly waives any and all rights, benefits and protections of the statute, which provides, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
(c)Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission (“EEOC”), California Department of Fair Employment and Housing (“DFEH”), or other federal, state or local governmental agency or participating in any investigation or proceeding conducted by the EEOC, DFEH, or other governmental agency or cooperating with such agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC, DFEH, or other governmental agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a governmental agency. Further, in no event shall the Released Claims include (i) any claim that arises after the date this Agreement is executed by Employee, (ii) any claim to enforce Employee’s rights under this Agreement; (iii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; or (iv) any claims that cannot be waived by law, including claims to unemployment insurance or workers’ compensation benefits.

(d)Employee hereby represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. Employee hereby further represents and warrants that Employee has not assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claims.
5.Employee’s Acknowledgements. By executing and delivering this Agreement, Employee expressly acknowledges that:
(a)Employee has carefully read this Agreement;
(b)Employee may not otherwise be entitled to the consideration set forth in this Agreement, but for his entry into this Agreement;
(c)Employee has had sufficient time to consider this Agreement before the execution and delivery to Company;
(d)Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice and Employee has had adequate opportunity to do so prior to executing this Agreement;
(e)Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within the four corners of this document; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement; and
(f)No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.
6.Confirming Release. On the Separation Date or within twenty-one (21) days thereafter, Employee shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”), which is incorporated by reference as if fully set forth herein, and return the executed Confirming Release to the Company care of Danielle Hunter, Executive Vice President, General Counsel and Corporate Secretary, via e-mail at dhunter@bry.com, so that it is received by Ms. Hunter no later than twenty-one (21) days after the Separation Date.
7.Continued Cooperation. For the thirty (30) days following the Separation Date, Employee shall provide the Company and, as applicable, the other Company Parties, with assistance, when reasonably requested from time to time (which shall require no more than twenty (20) hours per week of Employee’s time), which assistance may include: (a) Employee providing consultation with respect to, among other things, the transition of matters related to Employee’s former job responsibilities, and (b) Employee otherwise providing assistance and information relating to the duties Employee performed for the Company and the other Company Parties.
8.Existing Restrictive Covenants. Employee acknowledges and agrees that, in connection with Employee’s employment with the Company, Employee has obtained Confidential Information (as defined in the Employment Agreement), and that Employee has continuing confidentiality, non-disclosure, non-disparagement and other obligations to the Company and the other Company Parties pursuant to Section 7 of the Employment Agreement (the “Restrictive Covenants”). In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Restrictive Covenants and expressly reaffirms Employee’s commitment to abide by the terms and conditions of the Restrictive Covenants.
9.Entire Agreement. This Agreement and the Award Agreements (and, with respect to the Restrictive Covenants, the Employment Agreement) constitute the entire agreement between the parties with respect to the matters herein provided. For the avoidance of doubt, the Employment Agreement, as modified herein, shall remain in effect through the Separation Date (and those provisions of the Employment Agreement that survive termination of the Employment Agreement will survive pursuant to their terms). No modifications or waiver of any provision hereof shall be effective unless in writing and signed by each party.
10.Governing Law; Submission to Jurisdiction; Jury Waiver. This Agreement and the Confirming Release shall be construed according to the laws of the State of Delaware without regard to its conflict of laws principles that would result in the application of the laws of another jurisdiction. All parties expressly acknowledge and agree that any action for injunctive relief and any other judicial proceeding that may be brought hereunder, must be brought in the state or federal courts in Dallas, Texas. All parties acknowledge the right of these courts to assert personal jurisdiction in any such action over the parties and waive and release now and forever any defense to that assertion of personal jurisdiction that might otherwise exist. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.
11.Headings; Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. Unless the context requires otherwise, all references herein to laws, regulations, contracts, agreements, instruments and other documents shall be deemed to refer to such laws, regulations, agreements, instruments and other documents as they may be amended, supplemented, modified and restated from time to time, and references to particular provisions of laws or regulations include a reference to the corresponding provisions of any succeeding law or regulation. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement, including all exhibits, and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party hereto, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties hereto and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.
12.Third Party Beneficiaries. Each Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s covenants, warranties, representations, and release of claims set forth in this Agreement and entitled to enforce such provisions as if it was a party hereto.
13.No Waiver. No failure by any party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
14.Severability and Modification. To the extent permitted by applicable law, the parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the parties’ bargain hereunder.
15.Withholding of Taxes and Other Employee Deductions. The Company may withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.
16.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.
17.Section 409A. Neither this Agreement nor the payments provided hereunder are intended to constitute “deferred compensation” subject to the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be construed and administered in accordance with such intent. For purposes of Section 409A, each payment provided under this Agreement shall be treated as a separate payment. Notwithstanding the foregoing, the Company makes no representations that this Agreement or the payments provided under this Agreement complies with or is exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
[Signatures begin on the following page]

IN WITNESS WHEREOF, the parties have executed this Agreement with the intent to be legally bound.
GARY A. GROVE

/s/ Gary A. Grove
Gary A. Grove

Date: 07/31/2020

Berry Petroleum Company, LLC

By: /s/ Danielle Hunter
Name: Danielle Hunter
Title: Executive Vice President, General Counsel
& Corporate Secretary

Date: 07/31/2020

For the limited purpose of agreeing to Sections 2(b) and 2(c):

Berry CORPORATION (bry)

By: /s/ Danielle Hunter
Name: Danielle Hunter
Title: Executive Vice President, General Counsel
& Corporate Secretary

Date: 07/31/2020

Signature Page to Transition and Separation Agreement
and General Release of Claims

EXHIBIT A

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (this “Confirming Release”) is that certain Confirming Release referenced in Section 6 of the Transition and Separation Agreement and General Release of Claims (the “Separation Agreement”) entered into by and between Gary A. Grove (“Employee”) and Berry Petroleum Company, LLC (the “Company”). Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement.
1.General Release of Claims.
(a) In exchange for good and valuable consideration, including the Company’s agreement to provide the separation benefits set forth in Section 2 of the Separation Agreement (or any part thereof), Employee hereby forever releases, discharges and acquits the Company, its parents, subsidiaries and other affiliates, including Berry, and each of the foregoing entities’ respective past, present and future subsidiaries’, affiliates, shareholders, members, partners, officers, managers, directors, fiduciaries, employees, representatives, agents and benefit plans (and fiduciaries of such plans), in their personal and representative capacities (collectively, the “Confirming Release Company Parties” or any one, individually, a “Confirming Release Company Party”), from liability for, and Employee hereby waives, any and all claims, damages, demands, or causes of action of any kind that Employee has or could have, whether known or unknown, against any Confirming Release Company Party, including any and all claims, damages, demands, or causes of action relating to his employment, engagement or affiliation with any Confirming Release Company Party, the termination of such employment, engagement or affiliation, his status as a shareholder of any Company Party, or any other acts or omissions related to any matter occurring or existing on or prior to the date that Employee executes this Confirming Release, including, (i) any alleged violation through such date of: (A) Title VII of the Civil Rights Act of 1964; (B) the Civil Rights Act of 1991; (C) Sections 1981 through 1988 of Title 42 of the United States Code; (D) Age Discrimination in Employment Act (including as amended by the Older Workers Benefit Protection Act); (E) ERISA; (F) the Immigration Reform Control Act; (G) the Americans with Disabilities Act of 1990; (H) the Occupational Safety and Health Act; (I) the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act); (J) the Sarbanes-Oxley Act of 2002; (K) the Dodd-Frank Wall Street Reform and Consumer Protection Act; (L) any federal, state, municipal or local anti-discrimination or anti-retaliation law, including the California Fair Employment and Housing Act, the California Constitution, and the California Labor Code; (N) any federal, state, municipal or local wage and hour law; (M) any other local, municipal, state, or federal law, regulation or ordinance; and (N) any public policy, contract, tort, or common law claim, including claims for breach of fiduciary duty, fraud, breach of implied or express contract, breach of implied covenant of good faith and fair dealing, wrongful discharge or termination, promissory estoppel, infliction of emotional distress, or tortious interference; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Confirming Released Claim; (iii) any and all rights, benefits or claims Employee may have under any employment contract

(including the Employment Agreement and the Prior Employment Agreement (as defined in the Employment Agreement)), equity-based or incentive compensation plan (including the Award Agreements), or other agreement with any Confirming Release Company Party; (iv) any claim, whether individual or derivative, arising from, or relating to, Employee’s status as a member or holder of any interests in any Confirming Release Company Party; and (v) any claim for compensation, benefits, or damages of any kind not expressly set forth in this Agreement (collectively, the “Confirming Released Claims”). THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASE COMPANY PARTIES.
(b) Employee expressly acknowledges that he understands that he may later discover claims, demands, causes of action, obligations, damages, fees, rights, or facts that may be different than, or in addition to, those which he now knows or believes to exist with regard to the subject matter of this Confirming Release, and which, if known at the time of signing this Confirming Release, may have materially affected this Confirming Release or his decision to enter into it. Nevertheless, Employee hereby waives any claims, demands, causes of action, obligations, damages, fees, or rights that might arise as a result of such information. Employee acknowledges that he has been made aware of, and understands, the provisions of California Civil Code Section 1542 and hereby expressly waives any and all rights, benefits and protections of the statute, which provides, “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
(c) Notwithstanding this release of liability, nothing in this Confirming Release prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Confirming Release, with the EEOC, DFEH, or other federal, state or local governmental agency or participating in any investigation or proceeding conducted by the EEOC, DFEH, or other governmental agency or cooperating with such agency; however, Hunt understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief from a Confirming Release Company Party as a result of such EEOC, DFEH, or other governmental agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a governmental agency. Further, in no event shall the Confirming Released Claims include (i) any claim that arises after the date this Confirming Release is executed by Employee, (ii) any claim to enforce Employee’s rights under this Confirming Release; (iii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; or (iv) any claims that cannot be waived by law, including claims to unemployment insurance or workers’ compensation benefits.
(d) Employee hereby represents and warrants that, as of the time Employee executes this Confirming Release, Employee has not brought or joined any lawsuit or filed any charge or claim against any of the Confirming Release Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Confirming Release. Employee hereby further represents and warrants that Employee has not assigned, sold, delivered, transferred or conveyed any rights Employee has asserted or may have against any of the Confirming Release Company Parties to any person or entity, in each case, with respect to any Confirming Released Claims.
2.Satisfaction of All Leaves and Payment Amounts; Prior Rights and Obligations. In signing this Confirming Release, Employee expressly acknowledges and agrees that Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Confirming Release Company Party, and Employee has received all wages, bonuses and other compensation, been provided all benefits and been afforded all rights and been paid all sums that Employee is owed or has been owed or ever could be owed by the Company or any other Confirming Release Company Party, including all payments arising out of all incentive plans and any other bonus arrangements. For the avoidance of doubt, following the date Employee signs this Confirming Release, Employee shall remain eligible to receive the separation benefits set forth in Section 2 of the Separation Agreement, so long as the conditions set forth in the Separation Agreement to receive such benefits are satisfied.
3.Employee’s Acknowledgments; Binding Effect.
(a) Employee has been advised, and hereby is advised in writing, to consult with an attorney of his choice regarding the form and content of this Confirming Release, and he represents that he has had a sufficient opportunity (and a full 21 days) to do so before execution and return, and that he has read this Confirming Release and enters into it voluntarily and of his own free will.
(b) This Confirming Release and the releases and covenants contained herein shall be binding upon Employee, his heirs, executors, administrators, assigns, agents, attorneys in fact, attorneys at law, and representatives. This Confirming Release and the releases, representations, and covenants contained herein shall inure to the benefit of all Confirming Release Company Parties and each of their respective predecessors, successors, and assigns.
4.Return of Property. Employee expressly represents and warrants that he has returned to the Company all property belonging to the Company and any other Company Party, including all documents, computer files and other electronically stored information, and all other materials provided to Employee by the Company or any other Company Party in the course of his employment or affiliation. Employee further represents and warrants that he has not maintained (or, after the Separation Date, he will not maintain) a copy of any such materials in any form.
5.Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Employee may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Employee executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation

Period”). To be effective, such revocation must be in writing signed by Employee and must be received by the Company care of Danielle Hunter, Executive Vice President, General Counsel and Corporate Secretary, via e-mail at dhunter@bry.com, so that it is received by Ms. Hunter no later than 11:59 p.m. Dallas, Texas time, on the last day of the Confirming Release Revocation Period. In the event Employee exercises his revocation right as set forth herein, this Confirming Release will be of no force or effect.
IN WITNESS WHEREOF, Employee has executed this Confirming Release with the intent to be legally bound.
GARY A. GROVE

Gary A. Grove
Date:
A-4